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                                                                     Exhibit 3.4

                          CERTIFICATE OF INCORPORATION
                                       OF
                               PAPER CAL STEEL CO.

                                    ARTICLE I

          This corporation is being organized and will exist under Delaware law.

                                   ARTICLE II

          The name of the corporation is Paper Cal Steel Co.

                                   ARTICLE III

          The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1200 Orange Street, City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is Corporation Trust Company.

                                   ARTICLE IV

          The nature of the business of the corporation and the purposes for which it is organized are

               To engage in any business and in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

                                    ARTICLE V

          5.1 The total number of shares that the corporation shall have authority to issue is 10,000 shares of common stock, each with a par value of $.001.

          5.2 Each stockholder shall have no preemptive rights to acquire unissued or treasury shares of the corporation, securities convertible into shares or carry a right to subscribe to or acquire shares or stock options.

          5.3 Cumulative voting shall not be permitted in the election of directors.

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                                   ARTICLE VI

          The name and mailing address of the incorporator are:

                    Linda M. Vumbaco
                    Suite 4700
                    370 Seventeenth Street
                    P. 0. Box 185
                    Denver, Colorado 80201

                                   ARTICLE VII

          7.1 The number of directors of the corporation shall be fixed from time to time in the manner provided in the bylaws and may be increased or decreased from time to time in the manner provided in the bylaws.

          7.2 Election of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

          7.3 At all elections of directors of the corporation, each holder of stock or of any class or classes or of any series thereof shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

          7.4 A quorum of the board of directors for the transaction of business shall not consist of less than a majority of the total number of directors, except as may be provided in the bylaws with respect to filling vacancies.

                                  ARTICLE VIII

          The board of directors of the corporation is expressly authorized to make, alter, or repeal the bylaws of the corporation, but such authorization shall not divest the stockholders of the power, nor limit their power, to adopt, amend, or repeal bylaws.

                                   ARTICLE IX

          The corporation shall, to the fullest extent permitted by Delaware law as in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by Delaware law. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Article X. The indemnification provided by this Article X shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this certificate of incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, statute, or otherwise, and shall inure to the benefit of their heirs, executors, and administrators. The provisions of this Article X shall not be deemed to preclude the corporation from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.

                                    ARTICLE X

          The corporation shall have authority, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, or by any other applicable law, to enter into any contract or transaction with one or more of its directors or officers, or with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its directors or officers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction.

                                   ARTICLE XI

          The personal liability of each director of the corporation to the corporation or its stockholders for breach of fiduciary duty as a director is hereby eliminated and limited to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may hereafter be amended and supplemented from time to time.

                                   ARTICLE XII

          Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          Executed this 18th day of August, 1988


                                             /s/ Linda M. Vumbaco
                                             -----------------------------------
                                             Linda M. Vumbaco, Incorporator

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                               PAPER CAL STEEL CO.

          The undersigned, being the duly elected and authorized President of Paper Cal Steel Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

          FIRST: That the Corporation filed its original Certificate of Incorporation with the Secretary of State of Delaware on August 19, 1988.

          SECOND: That the Board of Directors of the Corporation, in accordance with Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, duly adopted resolutions by unanimous written consent authorizing the Corporation to amend the Certificate of Incorporation of the Corporation by deleting Article V in its entirety and replacing it with the following:

                                    ARTICLE V

          5.1 The total number of shares that the corporation shall have authority to issue is 10,000 shares of common stock, each with a par value of $.001 (the "Common Stock") and 800,000 shares of preferred stock, each with a par value of $1,000 (the "Preferred Stock").

          5.2 The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and the provisions of this Article Five, to provide for the issuance of shares of the Preferred Stock in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          5.3 The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board of Directors as hereinafter provided.

          5.4 Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issuance of such series:

          a. the maximum number of shares to constitute such series and the distinctive designation thereof;

          b. whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

          c. the dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends shall be cumulative or noncumulative;

          d. whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;

          e. the rights of the holders of shares of such series upon the liquidation, dissolution or winding up of the Corporation;

          f. whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

          g. whether or not the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          h. the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation;

          i. the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up; and

          j. any other preference and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall not be inconsistent with this Article Five.

          5.5 Series Identical: Rank. All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends, if any, thereon shall be cumulative; and all series shall rank equally and be identical in all respects; and all shares of Preferred Stock shall rank senior to the Common Stock both as to dividends and upon liquidation.

          5.6 Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of any class or classes of stock of the Corporation ranking junior to the Preferred Stock upon liquidation, the holders of the shares of the Preferred Stock shall be entitled to receive payment at the rate fixed herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series, plus (if dividends on shares of such series of Preferred Stock shall be cumulative) an amount equal to all dividends (whether or not earned or declared) accumulated to the date of final distribution to such holders; but they shall be entitled to no further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or proceeds thereof, distributable among the holders of the shares of the Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

          5.7 Voting Rights. Except as shall be otherwise stated and expressed herein or in the resolution or resolutions of the Board of Directors providing for the issue of any series and except as otherwise required by the laws of the State of Delaware, the holders of shares of Preferred Stock shall have, with respect to such shares, no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders.

          5.8 Reacquired Shares. Shares of any Preferred Stock which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock unless otherwise provided in the resolution or resolutions of the Board of Directors.

          5.9 Increase/Decrease in Authorized Shares of a Series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof outstanding) by resolution or resolutions of the Board of Directors. In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

          5.10 Except as otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no stockholder shall have preemptive rights to acquire unissued or treasury shares of the Corporation, securities convertible into shares or carrying a right to subscribe for or acquire shares or stock options.

          5.11 Cumulative voting shall not be permitted in the election of directors.

          THIRD: That the sole stockholder of the Corporation approved and adopted the Amendments to the Certificate of the Corporation in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, by unanimous written consent.

          IN WITNESS WHEREOF, the undersigned officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Restated Certificate of Incorporation this 6th day of November, 1997.

                                        PAPER CAL STEEL CO.


                                        By: /s/ David Sutherland
                                            ------------------------------------
                                            President

                                 CERTIFICATE OF
               DESIGNATION OF SERIES A REDEEMABLE PREFERRED STOCK

          Paper Cal Steel Co., a Delaware corporation (the "Corporation") certifies that pursuant to Article V of its Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors adopted the following resolution on November 7, 1997 creating a series of its preferred shares.

          RESOLVED, that a series of authorized redeemable preferred shares of the Corporation is hereby created, having the designation, par value, voting, participation and other rights and restriction set out below.

          Section 1. Designation and Number. The shares of such class shall be designated "Series A Redeemable Preferred Stock." The number of shares initially constituting the Series A Redeemable Preferred Stock, par value $1,000 shall be 800,000 which number may be neither decreased nor increased by the Board of Directors without a vote of stockholders; provided that such number may not be decreased below the number of then outstanding shares of Series A Redeemable Preferred Stock.

          Section 2. Dividends.

          2A General Obligation. When and as declared by the Corporation's Board of Directors and to the extent permitted by law, the Corporation shall pay preferential dividends in cash to the holders of the Series A Redeemable Preferred Stock, par value $1,000 (the "Series A Preferred Stock") as provided in this Section 2. Dividends on each share of the Series A Preferred Stock (a "Share") shall accrue on a daily basis at the rate of 8.75% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption price provided for in Section 5A is paid in connection with the redemption of such Share by the Corporation or (ii) the date on which such share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          2B Dividend Reference Dates. To the extent not paid, on the last day of April and October of each year, beginning April 30,1998 (the "Dividend Reference Dates"), all dividends which have accrued on each Share outstanding during the quarterly period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

          2C Distribution of Partial Dividend Payments. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

          Section 3. Liquidation.

          3A Liquidation Payments. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred Stock shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the holders of the Series A Preferred Stock shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series A Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Series A Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 10 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Series A Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share, each share of Common Stock and each other equity security of the Corporation in connection with such liquidation, dissolution or winding up.

          3B Distribution Other Than Cash. Whenever the distribution provided for in this Section 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors; provided, however, that if the holders of a majority of the then outstanding share of Series A Preferred Stock (the "Contesting Holders") notify the Board of Directors within five business days after receiving written notification of such determination of fair market value that they disagree with such determination, then the Board of Directors and the Contesting Holders shall have 30 days to agree upon a fair market value of the relevant property. If, by the end of such 30-day period, they are unable to agree on a fair market value, the fair market value shall be determined by an appraisal, the cost of which shall be shared equally by the Corporation, on one hand, and the Contesting Holders, on the other hand. All appraisals shall be undertaken by two appraisers, one selected by the Corporation and one selected by the Contesting Holders, which selections must be made within 10 days after the expiration of the 30-day period described above. If one selecting party fails to timely select its appraiser, the other selecting party shall select both appraisers. The fair market value shall be the fair market value arrived at by those appraisers within 60 days following the appointment of the last appraiser to be appointed. In the event that the two appraisers cannot agree on such fair market value within such a period of time, (a) if the appraisers' valuations are within 10% of each other, the fair market value shall be the average of the two valuations, and (b) if the differences in the valuations are greater, the appraisers shall elect a third appraiser who will calculate fair market value independently, and, except as provided in the next sentence, the fair market value of the property shall in each case be the average of the two fair market values arrived at by the appraisers who are closest in amount. If one appraiser's valuation is the average of the other two valuations, the average valuation shall be the fair market value. In the event that the two original appraisers cannot agree upon a third appraiser within 30 days following the end of the 60-day period referred to above, the third appraiser shall be appointed by the American Arbitration Association.

          Section 4. Priority of Series A Preferred Stock on Dividends and Redemptions.

          So long as any Series A Preferred Stock remains outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

          Section 5. Redemptions.

          5A Mandatory and Optional Redemption. On October 31, 2008, the Corporation shall redeem each share of Series A Preferred Stock then outstanding (the "Mandatory Redemption"). In addition, the Corporation may, at its option, at any time and from time to time, redeem all or any portion of the Shares of Series A Preferred Stock then outstanding (an "Optional Redemption"). Upon the Mandatory Redemption or an Optional Redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          5B Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the redemption price described in Section 5A. If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate redemption price pursuant to
Section 5A of such Shares held by each such holder. At any time thereafter when additional funds of the Corporation arc legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          5C Notice of Redemption. Except as otherwise provided herein, the Corporation shall mail written notice of each redemption of any Series A Preferred Stock to each record holder thereof not more than 60 nor less than 10 days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

          5D Determination of the Number of Each Holder's Shares to be Redeemed. The number of Shares of Series A Preferred Stock to be redeemed from each holder thereof in any Optional Redemption hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed by a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

          5E Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the redemption price of such Share pursuant to Section 5A is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          Section 6. Voting and Other Rights.

          6A Voting. Except as otherwise provided herein and as otherwise required by applicable law, the Series A Preferred Stock shall have no voting rights. The number of shares of Series A Preferred Stock entitled to vote on any matter shall be determined as of the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise expressly provided for herein or as required by law, the holders of Series A Preferred Stock shall vote together as a single class on all matters.

          6B Other Rights. In addition to any rights provided by law, without the written consent of the holders of a majority of shares of Series A Preferred Stock then outstanding, the Corporation shall not:

          (i) authorize, issue of sell, or obligate itself to authorize, issue or sell, any equity securities that are senior to or pari passu with the Series A Preferred Stock with respect to dividends, liquidation preferences or redemption rights, other than additional shares of Series A Preferred Stock; or

          (ii) reclassify any shares of Series A Preferred Stock.

          Section 7. Events of Noncompliance

          7A Definition. An Event of Noncompliance shall have occurred if:

          (i) the Corporation fails to make any redemption payment with respect to the Series A Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

          (ii) the Corporation breaches or otherwise fails to perform or observe any other covenant or agreement set forth herein or in the Preferred Stock Subscription Agreement;

          (iii) any representation or warranty contained in the Preferred Stock Subscription Agreement is false or misleading in any material respect on the date made or furnished;

          (iv) the Corporation or any Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Subsidiary or of any substantial part of the assets of the Corporation or any Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

          (v) a judgment in excess of $500,000 is rendered against the Corporation or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (vi) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding $500,000 to become due prior to its stated maturity or to permit the holder or holders of any obligation to cause an amount exceeding $500,000 to become due prior to its stated maturity.

          7B   Consequences of Events of Noncompliance.

          (i) If an Event of Noncompliance has occurred and is continuing, the dividend rate on the Series A Preferred Stock shall increase immediately by an increment of 6 percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of 2 percentage point(s) (but in no event shall the dividend rate exceed 18%). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

          (ii) If an Event of Noncompliance, other than an Event of Noncompliance of the type described in subparagraph 7A(iv), has occurred and is continuing, the holder or holders of a majority of the Series A Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

          (iii) If an Event of Noncompliance of the type described in subparagraph 7A(iv) has occurred, all of the Series A Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Series A Preferred Stock) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Series A Preferred Stock upon the occurrence of such Event of Noncompliance.

          (iv) If any Event of Noncompliance exists, such holder of Series A Preferred Stock shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          Section 8. Registration of Transfer.

          The Corporation shall keep at its principal office a register for the registration of Series A Preferred Stock. Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Series A Preferred Stock represented by the surrendered certificate.

          Section 9. Replacement.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 10. Definitions.

          "Common Stock" means, collectively, the Corporation's Common Stock and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Series A Preferred Stock of the Corporation.

          "Liquidation Value" or any Share as of any particular date shall be equal to $1,000.

          "Person" means an individual, a partnership, a corporation, a limited liability company, a limited liability, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Preferred Stock Subscription Agreement" means the Preferred Stock Subscription Agreement dated on or about November 7, 1997 among the Corporation and IPSCO Enterprises Inc., a Delaware corporation.

          "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or at the holder's option; provided that no such date shall be a Redemption Date unless the redemption price provided in Section 5A of such Share is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity

          Section 11. Certain Information.

          11A Financial Statements and Other Information. The Corporation will all times keep proper records and books of account in which complete and correct entries will be made, and, after the end of each fiscal year of the Corporation and with reasonable promptness after its preparation, will furnish or cause to be furnished to each holder of Series A Preferred Stock copies of (i) the Corporation's audited consolidated balance sheet, statement of income and shareholder's equity, and statement of cash flows for such fiscal year, all in reasonable detail, and (ii) all such other information which is reasonably available to the Corporation respecting the business, assets, financial condition, results of operations or prospects of the Corporation as each holder of Series A Preferred Stock may from time to time reasonably request.

     11B Regulatory Filings. The Corporation will furnish to each holder of Series A Preferred Stock promptly (i) each material registration, filing or submission made by or on behalf of the Corporation, (ii) any annual filings made by the Corporation with any regulatory authority, and (iii) each material examination report or other similar report submitted to the Corporation by any regulatory authority.

          Section 12. Amendment and Waiver.

          No amendment, modification or waiver shall be binding or effective with respect to any provision hereof without the prior written consent of the holders of a majority Of the Series A Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Series A Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A Preferred Stock or the times at which redemption of Series A Preferred Stock is to occur or (b) the percentage required to approve any change described in clause (a) above, without the prior written consent of the holders of at least 70% of the Series A Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Series A Preferred Stock then outstanding.

          Section 13. Notices.

          Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

          Section 14. Adjustment.

          All numbers and amounts set forth herein which refer to share prices or amounts shall be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and other recapitalizations affecting the Series A Preferred Stock.

                                     * * * *

          IN WITNESS WHEREOF, the undersigned, under the penalties of perjury, does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Certificate of Designation as of this 7th day of November, 1997.

                                           PAPER CAL STEEL CO.


                                           By: /s/ David Sutherland
                                               ---------------------------------
                                           Its: President

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                         CERTIFICATE OF INCORPORATION OF
                               PAPER CAL STEEL CO.

     Paper Cal Steel Co., a Delaware corporation, hereby certifies as follows:

     FIRST: That the Board of Directors of such corporation has, by unanimous written consent filed with the minutes of the Board, as permitted by Section 141(f) of the General Corporation Law of the State of Delaware, adopted the following resolution:

     BE IT RESOLVED, that Article 5.1 of the Certificate of Incorporation of Paper Cal Steel Co. (the "Corporation") be amended to read as follows:

          "5.1: The total number of shares that the Corporation shall have authority to issue is 20,000 shares of common stock, each with a par value of $.001.

     SECOND: That the sole stockholder of the Corporation, IPSCO Enterprises Inc., by written consent in accordance with Section 228 of the General Corporate Law of the State of Delaware, has approved such amendment.

     THIRD: That the aforesaid amendment was fully adopted in accordance with
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Paper Cal Steel Co., has caused this certificate to be signed by David Sutherland, its President, and attested to by John W. Comrie, its Secretary as of September 27, 1999.

                                        PAPER CAL STEEL CO.


                                        By /s/ David Sutherland
                                           -------------------------------------
                                           David Sutherland, President

ATTEST:


By /s/ John W. Comrie
   ----------------------------------
   John W. Comrie, Secretary

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 09/28/1999
   991408233 - 2170082

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               PAPER CAL STEEL CO.

     Paper Cal Steel Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of Paper Cal Steel Co. be amended by replacing Article I thereof in its entirety so that, as amended, said Article shall be and read as follows:

                                 ARTICLE I: Name

          The name of the corporation is IPSCO Minnesota Inc.

     SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given its written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Board of Directors of said Corporation has caused this certificate to be signed by David Sutherland, its President and attested by Anne Parker, its Assistant Secretary, this 30th day of November, 2000.


                                        By /s/ David Sutherland
                                           -------------------------------------
                                        Its: President

ATTEST:


By: /s/ Anne Parker
    --------------------------------
Its: Assistant Secretary